UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 1, 2008

WASTE CONNECTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31507	94-3283464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 Iron Point Circle, Suite 200 Folsom, CA 95630 (Address of Principal Executive Offices) (Zip Code)

(916) 608-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 1, 2008, Waste Connections, Inc. (the “Company”) entered into a Stock Purchase Agreement with Harold LeMay Enterprises, Incorporated and its shareholders pursuant to which the Company agreed to purchase all of the outstanding capital stock of Harold LeMay Enterprises, Incorporated from its shareholders for a purchase price of $203,325,000, subject to adjustments.  Concurrently, on August 1, 2008, Waste Connections of Washington, Inc., a subsidiary of the Company (“WCWI”), entered into an Equity Purchase Agreement with Land Recovery, Inc., Resource Investments, Inc. and the shareholders of Land Recovery, Inc. and Resource Investments, Inc.   Pursuant to the Equity Purchase Agreement, WCWI agreed to purchase from the sellers all of their membership interests of Pierce County Recycling, Composting and Disposal, LLC and all of their shares of capital stock of Pierce County Landfill Management, Inc. for a purchase price of $100,000,000.  Pierce County Recycling, Composting and Disposal, LLC and Pierce County Landfill Management, Inc., which are currently majority-owned subsidiaries of the Company, will become wholly-owned subsidiaries of the Company upon closing of this transaction.

The Stock Purchase Agreement and Equity Purchase Agreement also contain customary representations and warranties, covenants, conditions and post-closing indemnities.  The closing of each transaction, which is conditioned on the closing of the other, is subject to the receipt of necessary consents, regulatory approvals and other customary closing conditions.   In addition, the Stock Purchase Agreement is subject to the satisfactory completion of the Company’s due diligence review.  The transactions are expected to close in the fourth quarter of 2008.

Copies of the Stock Purchase Agreement and Equity Purchase Agreement are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On August 5, 2008, the Company issued a press release entitled, “Waste Connections Announces Agreement to Acquire Harold LeMay Enterprises,” a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

2.1	Stock Purchase Agreement dated as of August 1, 2008 by and among Waste Connections, Inc., on the one hand, and Harold LeMay Enterprises, Incorporated and its shareholders, on the other hand.

2.2
Equity Purchase Agreement dated as of August 1, 2008 by and among Waste Connections of Washington, Inc., Land Recovery, Inc., Resource Investments, Inc. and the shareholders of Land Recovery, Inc. and Resource Investments, Inc.

99.1	Press Release, dated August 5, 2008, issued by Waste Connections, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 7, 2008
WASTE CONNECTIONS, INC.

By:	/s/ Worthing F. Jackman
Name: Worthing F. Jackman
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of August 1, 2008 by and among Waste Connections, Inc., on the one hand, and Harold LeMay Enterprises, Incorporated and its shareholders, on the other hand.

2.2
Equity Purchase Agreement dated as of August 1, 2008 by and among Waste Connections of Washington, Inc., Land Recovery, Inc., Resource Investments, Inc. and the shareholders of Land Recovery, Inc. and Resource Investments, Inc.

99.1	Press Release, dated August 5, 2008, issued by Waste Connections, Inc.